Exhibit 99.1

For Immediate Release

Investor Contact: MKR Group Inc. Todd Kehrli or Jim Byers (323) 468-2300 meet@mkr-group.com

MeetMe Reports Third Quarter 2014 Financial Results

Mobile Revenue Increased 128% Year Over Year

Adjusted EBITDA Increased 213% Year Over Year To $2.2 Million or a 19% Margin

NEW HOPE, Pa., November 6, 2014 – MeetMe, Inc. (NASDAQ: MEET), the public market leader for social discovery, today reported financial results for its third quarter ended September 30, 2014.

Third Quarter 2014 Financial Highlights

●	Total revenue was $11.6 million, up 15% from the third quarter of 2013.
●	Mobile revenue was $6.7 million, up 128% from the third quarter of 2013.
●	Mobile revenue represented 58% of total revenue, the highest in MeetMe’s history.
●	Mobile average revenue per user (ARPU) was $2.29, up 108% from $1.10 in the third quarter of 2013, and exceeded web ARPU of $1.01 for the fourth consecutive quarter.
●	Mobile average revenue per daily active user (ARPDAU) was $0.082, up 105% from $0.040 in the third quarter of 2013.
●

Adjusted EBITDA was $2.2 million, up 213% from $696,000 in the third quarter of 2013. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

●	Net income was $52,000 compared to a net loss of $1.5 million for the third quarter of 2013.
●	Cash and Cash Equivalents totaled $15.6 million at September 30, 2014. During the quarter MeetMe completed an equity offering which provided the Company with net proceeds of $10.5 million.

Geoff Cook, Chief Executive Officer of MeetMe, said:

“The third quarter results demonstrated the strength and vitality of the MeetMe community. In the third quarter 2.9 million mobile users visited an average of 122 times per month. Average mobile daily active users increased 6% versus Q2 and 15% versus Q1 to an all-time record of 888,000 in Q3. We recently announced reaching 20 million chats in a single day, doubling our daily chat volume in just six months. MeetMe for Android now ranks in the Top 15 social Android apps in the US and in the Top 40 social iPhone apps. I believe our recent mobile redesign and the launch of our Boost virtual currency product help establish a strong foundation for future growth. Our users trust MeetMe to help them find new people to chat with, and I look forward to continued progress towards building the preeminent mobile chat app for connecting with new people.”

David Clark, Chief Financial Officer of MeetMe, added:

“With the growth in engagement, we are seeing solid financial results. We grew mobile revenue in the quarter by 128% on a year-on-year basis to $6.7 million and by 18% versus Q2. Mobile revenue comprised 58% of our total revenue for the quarter, the highest contribution in our history, and up from 29% a year ago. Mobile ARPU climbed to $2.29 in the quarter, up more then 100% versus a year ago, on the strength of our mobile banner and native advertising business. We also increased adjusted EBITDA by 213% on a year-on-year basis to $2.18 million, a 19% adjusted EBITDA margin. In addition, we believe we have substantially strengthened our balance sheet with the completion of our equity offering in the third quarter, ending the quarter with a cash balance of $15.5 million.”

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss third quarter 2014 financial results today, November 6, 2014 at 10:30 a.m. Eastern time. To access the call dial 888-572-7033 (+1 719-325-2472 outside the United States) and when prompted provide the participant passcode 8101195 to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.meetmecorp.com and a replay of the webcast will be available for 90 days.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 80 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, and Android in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our mobile revenue will continue to grow, whether our mobile ARPU and ARPDAU will continue to grow, whether our EBITDA will continue to grow, whether our Chat volumes will continue to increase and if so at what rate, whether our recent mobile redesign and the launch of our Boost virtual currency product will help establish a strong foundation for future growth, our future progress towards building the preeminent mobile chat app for connecting with new people, whether engagement will continue to grow and if so at what rate, and the future strength of our advertising business. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2013 and the Prospectus Supplement (Rule 424(b)(5)) filed on July 24, 2014. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

MEETME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,597,966	$6,330,532
Accounts receivable, net of allowance of $611,000 and $495,000, at September 30, 2014 and December 31, 2013, respectively	8,013,051	10,136,929
Prepaid expenses and other current assets	844,033	597,133
Total current assets	24,455,050	17,064,594

Goodwill	70,646,036	70,646,036
Property and equipment, net	1,798,600	2,871,800
Intangible assets, net	3,319,191	4,787,941
Other assets	272,793	205,869
TOTAL ASSETS	$100,491,670	$95,576,240

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,166,568	$3,331,484
Accrued liabilities	2,770,973	3,262,327
Current portion of capital lease obligations	831,312	928,181
Current portion of long-term debt	2,012,313	2,333,966
Deferred revenue	213,111	275,761
Total current liabilities	7,994,277	10,131,719

Long-term capital lease obligation, less current portion, net	275,539	713,699
Long-term debt, less current portion, net	1,018,948	2,102,842
Other Liabilities	562,568	819,930
TOTAL LIABILITIES	$9,851,332	$13,768,190

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, authorized - 5,000,000 Shares; Convertible Preferrred Stock Series A-1, $.001 par value; authorized - 1,000,000 shares; 1,000,000 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	$1,000	$1,000
Common stock, $.001 par value; authorized - 100,000,000 Shares; 44,872,867 and 38,477,359 shares issued and outstanding at September 30, 2014 and Decmber 31, 2013, respectively	44,877	38,481
Additional paid-in capital	296,166,091	282,496,996
Accumulated deficit	(204,919,163)	(200,110,075)
Accumulated other comprehensive income	(652,467)	(618,352)
Total stockholders' equity	90,640,338	81,808,050

Total liabilities and stockholders' equity	$100,491,670	$95,576,240

See notes to condensed consolidated financial statements included in the September 30, 2014 10-Q filing.

MEETME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues	$11,604,724	$10,073,309	$31,795,558	$27,361,901

Operating Costs and Expenses:
Sales and marketing	1,516,547	1,876,240	5,611,313	5,405,910
Product development and content	7,021,353	6,817,591	20,734,532	19,543,611
General and administrative	1,932,161	1,536,939	6,055,944	5,759,498
Depreciation and amortization	1,135,263	1,108,856	3,300,654	3,280,843
Restructuring costs	-	-	120,202	2,540,896
Loss on debt restructure	-	-	-	1,174,269
Total Operating Costs and Expenses	11,605,324	11,339,626	35,822,645	37,705,027

Loss from Operations	(600)	(1,266,317)	(4,027,087)	(10,343,126)

Other Income (Expense):
Interest income	2,679	2,503	4,394	7,856
Interest expense	(206,980)	(222,777)	(868,866)	(578,345)
Change in warrant liability	256,932	-	82,471	-
Total Other Income (Expense)	52,631	(220,274)	(782,001)	(570,489)

Income (Loss) before Income Taxes	52,031	(1,486,591)	(4,809,088)	(10,913,615)
Income taxes	-	-	-	-
Net Income (Loss)	$52,031	$(1,486,591)	$(4,809,088)	$(10,913,615)
Preferred stock dividends	-	-	-	-
Net Income (Loss) Allocable to Common Stockholders	$52,031	$(1,486,591)	$(4,809,088)	$(10,913,615)

Earnings (losses) per Common Stockholders:
Basic	$0.00	$(0.04)	$(0.12)	$(0.29)
Diluted	$0.00	$(0.04)	$(0.12)	$(0.29)

Weighted average shares outstanding:
Basic	43,092,803	38,207,141	40,131,955	37,903,904
Diluted	46,064,928	38,207,141	40,131,955	37,903,904

Net Income (Loss)	$52,031	$(1,486,591)	$(4,809,088)	$(10,913,615)
Foreign currency translation adjustment	(74,389)	1,473	(34,115)	(26,941)
Comprehensive loss	$(22,358)	$(1,485,118)	$(4,843,203)	$(10,940,556)

See notes to condensed consolidated financial statements included in the September 30, 2014 10-Q filing.

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net Income (Loss) from Continuing Operations	$52,031	$(1,486,591)	$(4,809,088)	$(10,913,615)

Interest expense	206,980	222,777	868,866	578,345
Change in warrant liability	(256,932)	-	(82,471)	-
Depreciation and amortization	1,135,263	1,108,856	3,300,654	3,280,843
Amortization of stock based compensation	1,043,083	850,642	3,022,471	2,761,566
Acquisition and restructuring costs	-	-	120,202	2,540,896
Loss on debt restructure	-	-	-	1,174,269
Adjusted EBITDA	$2,180,425	$695,684	$2,420,634	$(577,696)

GAAP basic and diluted net income (loss) per common shareholders	$0.00	$(0.04)	$(0.12)	$(0.29)
Basic adjusted EBITDA per common shareholders	$0.05	$0.02	$0.06	$(0.02)
Diluted adjusted EBITDA per common shareholders	$0.05	$0.02	$0.05	$(0.02)

Weighted average number of shares outstanding, Basic	43,092,803	38,207,141	40,131,955	37,903,904
Weighted average number of shares outstanding, Diluted	46,064,928	40,144,904	45,567,523	37,903,904